September 5, 2018 Cowen Global Transportation Conference Kansas City Southern Exhibit 99.1

Safe Harbor Statement This presentation contains “forward-looking statements” within the meaning of the securities laws concerning potential future events involving KCS and its subsidiaries, which could materially differ from the events that actually occur.  Words such as “projects,” “estimates,” “forecasts,” “believes,” “intends,” “expects,” “anticipates,” and similar expressions are intended to identify many of these forward-looking statements.  Such forward-looking statements are based upon information currently available to management and management’s perception thereof as of the date hereof.  Differences that actually occur could be caused by a number of external factors over which management has little or no control, including: competition and consolidation within the transportation industry; the business environment in industries that produce and use items shipped by rail; loss of the rail concession of KCS’ subsidiary, Kansas City Southern de México, S.A. de C.V.; the termination of, or failure to renew, agreements with customers, other railroads and third parties; access to capital; disruptions to KCS’ technology infrastructure, including its computer systems; natural events such as severe weather, hurricanes and floods; market and regulatory responses to climate change; legislative and regulatory developments and disputes; rail accidents or other incidents or accidents on KCS’ rail network or at KCS’ facilities or customer facilities involving the release of hazardous materials, including toxic inhalation hazards; fluctuation in prices or availability of key materials, in particular diesel fuel; dependency on certain key suppliers of core rail equipment; changes in securities and capital markets; availability of qualified personnel; labor difficulties, including strikes and work stoppages; acts of terrorism or risk of terrorist activities; war or risk of war; domestic and international economic, political and social conditions; the level of trade between the United States and Asia or Mexico; fluctuations in the peso-dollar exchange rate; increased demand and traffic congestion; the outcome of claims and litigation involving KCS or its subsidiaries; and other factors affecting the operation of the business.  More detailed information about factors that could affect future events may be found in filings by KCS with the Securities and Exchange Commission, including KCS’ Annual Report on Form 10-K for the year ended December 31, 2017 (File No. 1-4717) and subsequent reports.  Forward-looking statements are not, and should not be relied upon as, a guarantee of future performance or results, nor will they necessarily prove to be accurate indications of the times at or by which any such performance or results will be achieved.  As a result, actual outcomes and results may differ materially from those expressed in forward-looking statements.  KCS is not obligated to update any forward-looking statements to reflect future events or developments. All reconciliations to GAAP can be found on the KCS website, kcsouthern.com/investors.

Strong growth in crude oil shipments (+163%), offset by Utility Coal (-24%) and Frac Sand (-32%) Strength in Forest Products (+5%) and Military/Other (+5%) Growth impacted by congestion in Northern Mexico Driven by strength in cross-border franchise (+25%) and U.S. domestic shipments (+5%), partially offset by Lázaro Cárdenas (-5%) Strong performance led by Mexico energy reform volumes (+143%) Chemical & Petroleum +16% Q3 2018 Volumes up ~5% (through 9/3/18) Intermodal +9% Automotive +7% Industrial & Consumer +2% Grain (-1%) pressured by congestion in Northern Mexico Agricultural & Minerals -1% Energy -8%

Bridge to 3-4% F/Y Volume Growth Guidance

Lázaro Cárdenas Intermodal Update 3Q YoY volume is down 5% Through September 3, 2018 Initial feedback on the rebate program has been positive for 2019 Expectations for rebate program in 2018 are muted, as peak season volumes are largely committed We are not lowering price at Lázaro Cárdenas, we are incentivizing the use of latent capacity. Price

Q3 2018 Service Update



Current Yard Dwell Status
High
Elevated
Good
Sanchez
Laredo
Nuevo Laredo
Monterrey
San Luis Potosi



2018 Weekly Terminal Dwell
80
70
60
50
40
30
20
10
Week 1
Week 4
Week 7
Week 10
Week 13
Week 16
Week 19
Week 22
Week 25
Week 28
Week 31
Week 34
Monterrey, NL
Sanchez, TM
Entire Railroad

- Elevated dwell in Northern Mexico driven by:
  - Cross border equipment imbalance (3Q18 southbound crossings have been 11% higher than northbound crossings)
  - Growing pains associated with the transition of some classification and mechanical work from Nuevo Laredo yard to Sanchez yard
  - 14% cross-border volume growth during 2Q18 and 17% 3Q QTD cross-border volume growth
- Transportation reorganization unifies management of cross-border corridor
- Expect service & operating metrics to return to more normalized levels by end of September

© 2018 Kansas City Southern

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Investor State Dispute Settlement (ISDS):  Transportation, along with other infrastructure, oil, gas & energy companies retain their ability to go to the dispute settlement panels. Sunset clause:   16-year agreement with a provision for review after 6 years. If a party decides to leave the agreement after a 6-year review, there would be a 10-year exit. Automobile production:    75% of the content in automobiles must be sourced in the U.S. or Mexico to quality for tariff-free treatment, up from 62.5% in North America under the current NAFTA; Between 40% percent and 45% of auto content must be produced by workers earning at least $16 an hour 8 year transition; non-compliance results in 2.5% tariff. Agriculture: Agreement to not impose tariffs on agricultural goods, and not to use export subsidies. U.S.-Mexico Preliminary Agreement in Principle Most significant provisions for KCS: (based on media reports but not confirmed in agreement)